EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying quarterly report on Form 10-QSB of First Commerce Community Bankshares, Inc. (the “Company”) for the quarter ended June 30, 2004 (the “Periodic Report”), the undersigned Chief Financial Officer of the Company, hereby certifies pursuant to Title 18, Section 1350 United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his individual knowledge and belief, that the Periodic Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 13, 2004

/s/ Tom D. Richey
Tom D. Richey,
Chief Financial Officer and Accounting Officer

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